Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

Stockholders’ and Board of Directors

New Windsor Bancorp, Inc.

We have audited the accompanying consolidated financial statements of New Windsor Bancorp, Inc., which comprise the consolidated statements of condition as of December 31, 2016, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the 2016 consolidated financial statements referred to above present fairly, in all material respects, the financial position of New Windsor Bancorp, Inc. as of December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Prior Period Consolidated Financial Statements

The consolidated financial statements as of December 31, 2015 were audited by Stegman & Company, certain of whose directors joined Dixon Hughes Goodman LLP as of June 1, 2016, and whose report dated March 15, 2016, expressed an unmodified opinion on those statements.

Baltimore, Maryland
May 25, 2017

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors

New Windsor Bancorp, Inc.

New Windsor, Maryland

We have audited the accompanying consolidated financial statements of New Windsor Bancorp, Inc. (the “Company”) which comprise the consolidated statement of condition as of December 31, 2015, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for each of the two years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

Suite 200, 809 Glen Eagles Court Baltimore, Maryland 21286 • 410-823-8000 • 1-800-686-3883 • Fax: 410-296-4815 • www.stegman.com

Members of

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Windsor Bancorp, Inc. as of December 31, 2015, and the results of their operations and its cash flows for each of the two years then ended, in accordance with accounting principles generally accepted in the United States of America.

Baltimore, Maryland
March 15, 2016

NEW WINDSOR BANCORP, INC.

Consolidated Statements of Condition

	December 31,
	2016	2015
ASSETS
Cash and due from banks	$2,870,828	$7,415,776
Interest-bearing deposits in other banks	2,723,995	510,002
Federal funds sold and other overnight investments	250,000	—
Investment securities available-for-sale, at fair value	23,174,910	25,368,828
Restricted stock	404,802	1,158,502
Loans held for sale	2,543,215	648,532
Loans	264,889,831	250,890,449
Less: Allowance for credit losses	(2,828,836)	(2,982,328)
Loans, net	262,060,995	247,908,121

Premises and equipment, net	8,073,047	8,444,658
Other real estate owned	107,327	180,199
Deferred income taxes	1,432,314	1,213,421
Investment in bank-owned life insurance	3,068,659	—
Accrued interest receivable and other assets	1,618,855	1,916,715
Total assets	$308,328,947	$294,764,754

LIABILITIES
Noninterest-bearing deposits	$73,008,252	$65,204,933
Interest -bearing deposits	206,823,189	183,831,387
Total deposits	279,831,441	249,036,320

Short-term debt	—	18,000,000
Long-term debt	5,000,000	5,000,000
Accrued interest payable and other liabilities	1,077,371	925,482
Total liabilities	285,908,812	272,961,802

STOCKHOLDERS’ EQUITY
Common stock - $.01 par value; 10,000,000 shares authorized; 1,005,506 and 1,000,711 shares issued and outstanding as of 2016 and 2015, respectively	10,057	10,009
Surplus	15,665,319	15,591,265
Retained earnings	7,050,466	6,150,778
Accumulated other comprehensive (loss) income	(305,707)	50,900
Total stockholders’ equity	22,420,135	21,802,952
Total liabilities and stockholders’ equity	$308,328,947	$294,764,754

See accompanying notes to consolidated financial statements.

NEW WINDSOR BANCORP, INC.

Consolidated Statements of Operations

	For the Years Ended December 31,
	2016	2015	2014
INTEREST INCOME
Interest and fees on loans	$11,718,570	$11,361,763	$10,597,509
Interest on deposits in other banks	13,739	4,902	5,381
Interest on federal funds sold and other overnight investments	275	—	—
Interest on investment securities:
Taxable	349,581	389,403	530,704
Tax-exempt	30,910	33,211	38,104
Total interest income	12,113,075	11,789,279	11,171,698
INTEREST EXPENSE
Interest on deposits	1,114,500	1,074,786	1,359,174
Interest on short-term debt	43,615	32,307	37,853
Interest on long-term debt	319,500	671,565	759,504
Total interest expense	1,477,615	1,778,658	2,156,531
Net interest income	10,635,460	10,010,621	9,015,167
Provision for credit losses	—	—	110,000
Net interest income after provision for credit losses	10,635,460	10,010,621	8,905,167
NONINTEREST INCOME
Service charges on deposit accounts	796,201	799,873	683,906
Gain (loss) on sale of AFS investment securities	126,393	102	(37,406)
Asset management income	243,184	311,744	290,663
Mortgage banking revenue	540,379	480,134	360,686
VISA Check Card fee income	492,190	462,781	440,630
Net gain on sale of ORE	62,363	9,030	40,200
Earnings on investment in bank-owned life insurance	68,659	—	—
Other income	367,002	346,672	280,885
Total noninterest income	2,696,371	2,410,336	2,059,564
NONINTEREST EXPENSE
Salaries and employee benefits	6,118,742	5,343,021	4,571,574
Net occupancy expense	971,407	984,754	950,892
Equipment expense	754,810	664,753	668,218
Marketing	205,475	82,078	82,347
Operating supplies	75,737	80,006	59,397
Outside services and data processing fees	1,598,478	1,407,449	1,282,896
Telecommunications	208,071	183,248	219,378
Directors’ fees	145,505	141,250	121,409
Net loss on other real estate owned	1,150	—	27,907
Other loan expense	147,156	248,300	159,212
FDIC and regulatory	202,884	220,254	400,225
Merger related	325,449	—	—
Other expense	512,186	508,795	430,626
Total noninterest expense	11,267,050	9,863,908	8,974,081
Income before income tax	2,064,781	2,557,049	1,990,650
Income tax expense	924,150	1,041,128	795,349
NET INCOME	$1,140,631	$1,515,921	$1 ,195,301

Per Share Data:
Net income - basic and diluted	$1.14	$2.19	$1.95
Cash dividends paid	$0.24	$0.21	$—
Average shares outstanding	1,004,080	692,250	612,950

See accompanying notes to consolidated financial statements.

NEW WINDSOR BANCORP, INC.

Consolidated Statements of Comprehensive Income

	For the Years Ended December 31,
	2016	2015	2014

Net Income	$1,140,631	$1,515,921	$1,195,301

Other comprehensive (loss) income, before tax:
Securities available for sale:
Unrealized holding (losses) gains arising during period	(462,505)	162,130	428,973
Reclassification adjustment for net (losses) gains included in net income	(126,393)	(102)	37,406
Other comprehensive (loss) income, before tax:	(588,898)	162,028	466,379
Income tax effect	(232,291)	63,912	183,963
Other comprehensive (loss) income, net of tax	(356,607)	98,116	282,416

TOTAL COMPREHENSIVE INCOME	$784,024	$1,614,037	$1,477,717

See accompanying notes to consolidated financial statements

NEW WINDSOR BANCORP, INC.

Consolidated Statements of Changes in Stockholders’ Equity

	For the Years Ended December 31, 2016, 2015 and 2014
				Accumulated
				Other	Total
	Common		Retained	Comprehensive	Stockholders’
	Stock	Surplus	Earnings	Income (Loss)	Equity
Balances at January 1, 2014	$5,832	$9,163,560	$3,995,058	$(329,632)	$12,834,818
Net income			1,195,301		1,195,301
Net change in other comprehensive income (loss)				282,416	282,416
Issuance of additional shares	8	13,331			13,339
Balances at December 31, 2014	5,840	9,176,891	5,190,359	(47,216)	14,325,874
Net income			1,515,921		1,515,921
Net change in other comprehensive income (loss)				98,116	98,116
Cash dividend of $0.21 per share			(146,862)		(146,862)
5% stock dividend	290	406,592	(406,882)		—
Cash paid in lieu of fractional shares			(1,758)		(1,758)
Issuance of additional shares	3,879	6,007,782			6,011,661
Balances at December 31, 2015	10,009	15,591,265	6,150,778	50,900	21,802,952
Net income			1,140,631		1,140,631
Net change in other comprehensive income (loss)				(356,607)	(356,607)
Cash dividend of $0.24 per share			(240,943)		(240,943)
Issuance of additional shares	48	74,054			74,102
Balances at December 31, 2016	$10,057	$15,665,319	$7,050,466	$(305,707)	$22,420,135

See accompanying notes to consolidated financial statements.

NEW WINDSOR BANCORP, INC.

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2016	2015	2014
Cash Flows from Operating Activities:
Net income	$1,140,631	$1,515,921	$1,195,301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	511,147	443,299	423,320
Provision for credit losses	—	—	110,000
Deferred income taxes	13,085	183,995	(97,802)
Originations of loans held for sale	(21,325,210)	(19,857,138)	(13,773,350)
Proceeds from sales of loans held for sale	19,817,287	21,523,357	13,430,840
Net gain on sale of loans held for sale	(386,760)	(407,671)	(308,569)
Earnings on investment in bank-owned life insurance	(68,659)	—	—
Net loss (gain) on disposal/sale of premises and equipment	1,144	(1,500)	37
Net (gain) loss on sale of AFS investment securities	(126,393)	(102)	37,406
Net gain on sale/writedown of other real estate owned	(59,163)	(9,030)	(12,225)
Net deferred gain on sale of other real estate owned	—	(54,950)	—
Net changes in:
Accrued interest receivable and other assets	297,859	(116,951)	(203,767)
Accrued interest payable and other liabilities	151,889	(147,102)	310,799
Net cash (used in) provided by operating activities	(33,143)	3,072,128	1,111,990
Cash Flows from Investing Activities:
Proceeds from maturities, calls and principal payments of investment securities - AFS	5,214,403	8,518,672	8,987,214
Proceeds from sales of investment securities - AFS	9,007,345	—	8,427,342
Purchases of investment securities - AFS	(12,490,021)	(1,030,401)	—
(Increase) decrease in interest bearing deposits in other banks	(2,213,993)	4,300,392	(2,533,762)
Increase in federal funds sold and other overnight investments	(250,000)	—	—
Decrease (increase) in restricted stock, net	753,700	(48,100)	(422,200)
Increase in loans, net	(14,260,201)	(19,989,508)	(17,465,874)
Purchase of bank-owned life insurance	(3,000,000)	—	—
Proceeds from sales of other real estate owned	239,362	350,144	450,274
Purchase of premises and equipment	(225,301)	(800,566)	(351,507)
Proceeds from sales of premises and equipment	84,621	1,500	—
Net cash used in investing activities	(17,140,085)	(8,697,867)	(2,908,513)
Cash Flows from Financing Activities:
Increase (decrease) in deposits	30,795,121	8,971,853	(5,400,682)
Repayments of long-term debt	—	(4,516,242)	—
(Decrease) increase in short-term debt, net	(18,000,000)	1,319,846	7,048,301
Issuance of additional shares of common stock	74,102	5,027,903	13,339
Cash dividends paid	(240,943)	(148,620)	—
Net cash provided by financing activities	12,628,280	10,654,740	1,660,958
Net (decrease) increase in Cash and Due from Banks	(4,544,948)	5,029,001	(135,565)
Cash and Due from Banks at Beginning of Year	7,415,776	2,386,775	2,522,340
Cash and Due from Banks at End of Year	$2,870,828	$7,415,776	$2,386,775
Supplemental Cash Information:
Cash payments for interest	$1,494,420	$1,684,591	$2,129,884
Cash payments for income taxes	848,519	1,112,280	930,710
Loans transferred to other real estate owned	107,327	345,138	290,031
Subordinated debt converted to common stock	—	983,758	—

See accompanying notes to consolidated financial statements.

NEW WINDSOR BANCORP, INC.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2016, 2015 and 2014

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of New Windsor Bancorp, Inc. (the “Bancorp”) and its wholly owned subsidiaries, New Windsor State Bank (the “Bank”) and New Windsor Capital Trust I, as well as one indirect subsidiary, New Windsor Holdings, LLC (a subsidiary of the Bank), referred collectively as the “Company”. All significant intercompany balances and transactions between the parent corporation and its subsidiaries have been eliminated. The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America and to general practices within the banking industry. We have evaluated subsequent events for potential recognition or disclosure through the date of the audit report date.

Nature of Operations

The Company, through its bank subsidiary, conducts full service commercial banking operations in Carroll County, Maryland. The primary financial services provided include real estate, commercial and consumer lending as well as offering demand deposits and savings products. The Company, through a broker/dealer relationship, also offers full service brokerage products such as mutual funds, annuities, insurance as well as stocks and bonds.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for credit losses, other than temporary impairment of investment securities and deferred tax assets.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks.

Investment Securities

Available-for-Sale:

Marketable equity securities and debt securities not classified as held-to-maturity or trading are classified as available-for-sale. Securities available-for-sale are acquired as part of the Company’s asset/liability management strategy and may be sold in response to changes in interest rates, loan demand or deposit balances, changes in prepayment risk and other factors. Securities available-for-sale are carried at fair value, with unrealized gains or losses based on the difference between amortized cost and fair value reported as accumulated other comprehensive income (loss), a separate component of stockholders’ equity, net of deferred tax. Realized gains and losses, using the specific identification method, are included as a separate component of noninterest income. Premiums are amortized and discounts are accreted using the level yield method. Related interest and dividends are included in interest income. Declines in the fair value of individual available-for-sale securities below their cost that are other than temporary result in write-downs of the individual securities to their fair value. Factors affecting the determination of whether an other-than-temporary impairment has occurred include a downgrading of the security by a rating agency, a significant deterioration in the financial condition of the issuer, or that management would not have the intent and ability to hold a security for a period of time sufficient to allow for any anticipated recovery in fair value.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Federal Home Loan Bank:

The Bank, as a member of the Federal Home Loan Bank System, is required to maintain an investment in capital stock of the Federal Home Loan Bank of Atlanta (the “FHLB”) in varying amounts based on balances of outstanding home loans and on amounts borrowed from the FHLB. Because no ready market exists for this stock and it has no quoted fair value, the Bank’s investment in this stock is carried at cost.

Restricted Stock

Restricted stock is stock from the Federal Home Loan Bank (“FHLB”) of Atlanta, Atlantic Central Banker’s Bank, Community Bankers Bank and Maryland Financial Bank, which are restricted as to their marketability. Because no ready market exists for these investments and they have no quoted market value, the Bank’s investment in these stocks are carried at cost.

Loans Held for Sale

The Company engages in sales of residential mortgage loans and loans guaranteed by the Small Business Administration that are originated by the Bank. Loans held for sale are carried at the lower of aggregate cost or fair value. Fair value is derived from secondary market quotations for similar instruments. Gains and losses on sales of these loans are recorded as a component of noninterest income in the Consolidated Statements of Operations.

When the Company retains the servicing rights to collect and remit principal and interest payments, manage escrow account matters and handle borrower relationships on mortgage loans sold, resulting service fee income is included in noninterest income. The Company’s current practice is to sell loans on a servicing released basis, and, therefore, it has no intangible asset recorded for the value of such servicing at either December 31, 2016 or December 31, 2015.

Loans

Loans are stated at their principal balance outstanding, net of unearned income. Interest income on most loans is accrued at the contractual rate based on the principal outstanding. The Company generally places loans, except for consumer loans, on non-accrual when payments are 90 days past due. Interest accrual may also be discontinued earlier if, in management’s opinion, collection is unlikely. Generally, consumer installment loans are not placed on nonaccrual, but are charged off when they are 90 days past due.

Loans are considered impaired when, based on current information, it is probable that the Company will not collect all principal and interest payments according to contractual terms. Generally, loans are considered impaired once payments become 90 days or more past due and they are placed on nonaccrual. Management also considers the financial condition of the borrower, cash flows of the loan and the value of the related collateral. Impaired loans do not include large groups of smaller balance homogeneous credits such as residential real estate, consumer installment loans, and commercial leases, which are evaluated collectively for impairment. Loans specifically reviewed for impairment are not considered impaired during periods of “minimal delay” in payment (90 days or less) provided eventual collection of all amounts due is expected. The impairment of a loan is measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, or the fair value of the collateral if repayment is expected to be provided by the collateral. Generally, the Company’s impairment on such loans is measured by reference to the fair value of the collateral. Principal and interest payments received on nonaccrual loans are first applied against the principal balance outstanding. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loans whose terms are modified are classified as troubled debt restructured loans if the Company grants such borrowers concessions that it would not otherwise consider and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a trouble debt restructuring generally involve a temporary reduction in interest rate, a below market interest rate given the risk associated with the loan, or an extension of a loan’s stated maturity date. Nonaccrual troubled debt restructurings may be restored to accrual status if principal and interest payments, under the modified terms, are current for a sustained period of time and, based on a well —documented credit evaluation of the borrower’s financial condition, there is reasonable assurance of repayment. Loans classified as trouble debt restructurings are generally designated as impaired.

Allowance for Credit Losses

The allowance for credit losses represents an amount which, in management’s opinion, is sufficient to absorb probable losses on existing loans. Management’s determination of the adequacy of the allowance is based on a periodic evaluation of the portfolio with consideration given to the overall loss experience; current economic conditions; volume, growth and composition of the loan portfolio; financial condition of the borrowers; and other relevant factors that, in management’s judgment, warrant recognition in providing an adequate allowance. Determination of the allowance is inherently subjective, as it requires significant estimates, including the amounts and timing of expected future cash flows and collateral values on impaired loans, estimated losses on pools of homogenous loans based on historical loss experience and consideration of economic trends, all of which may be susceptible to significant change. The allowance is increased by provisions for credit losses charged against income and decreased by charge-offs (net of recoveries). Changes in the allowance are recorded periodically as conditions change or as more information becomes available. Such future changes could result in material adjustments to future results of operations.

The allowance for credit losses consists of a specific component and a nonspecific component. The components of the allowance for credit losses represent an estimation done pursuant to either Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 450 “Contingencies” or ASC Topic 310 “Receivables”. The specific component of the allowance for credit losses reflects expected losses resulting from analysis developed through specific credit allocations for individual loans and historical loss experience for each loan category. The specific credit allocations are based on a regular analysis of all loans where the internal credit rating is at or below a predetermined classification. The historical credit loss element is determined statistically using a loss migration analysis that examines loss experience. The factors used to adjust the historical loss experience address various risk characteristics of the Company’s loan portfolio including (1) trends in delinquencies and other nonperforming loans, (2) results of independent loan reviews, (3) changes in the categories of loans comprising the loan portfolio, (4) concentrations of loans to specific industry segments, (5) changes in economic conditions on both a local and national level, (6) changes in the Company’s credit administration and loan portfolio management processes, and (7) quality of the Company’s credit risk identification processes.

The unallocated portion of the allowance is determined based on management’s assessment of general economic conditions, as well as specific economic factors in the individual markets in which the Company operates. This determination inherently involves a higher risk of uncertainty and considers current risk factors that may not have yet manifested themselves in the Company’s historical loss factors used to determine the allocated component of the allowance and it recognizes knowledge of the portfolio may be incomplete.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation and amortization computed using the straight-line method. Premises and equipment are depreciated over the useful lives of the assets. The costs of major renewals and betterments are capitalized, while the costs of ordinary maintenance and repairs are expensed as incurred. The following are the general guidelines for useful lives:

Buildings and building improvements	39-50 years
Leasehold improvements	lesser of useful life or lease term
Furniture, fixtures and equipment	5-7 years
Computer hardware and software	3-5 years

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other Real Estate Owned

Real estate acquired through, or in lieu of, loan foreclosure is initially recorded at fair value less estimated costs of disposal at the date of foreclosure. Costs relating to the development and improvement of property are capitalized, whereas costs relating to the holding of the property are expensed. Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated fair value less estimated costs to sell.

Repossessed Assets

Assets acquired through repossession are initially recorded at fair value less estimated costs of disposal at the date of repossession. Costs related to the repair of the asset are capitalized whereas costs relating to the holding of the asset are expensed. Valuations are periodically performed by management and an allowance for losses is established by a charge to operations if the carrying value of the asset exceeds its estimated fair value less estimated costs to sell.

Bank-Owned Life Insurance

The Bank has purchased single-premium life insurance (“BOLI”) on certain employees of the Bank as a financing tool for employee benefits. The earnings on the BOLI are recorded as noninterest income. Since the Bank intends to hold the BOLI until the death of the insured, the Bank benefits from the tax-free nature of income generated from the life insurance policies. The value of the life insurance to the Bank is the tax preferred treatment of increases in life insurance cash values and the cash flow generated at the death of the insured. The largest risk to the BOLI program is credit risk of the insurance carriers. To mitigate this risk, annual financial condition reviews are completed on all carriers.

ASC Topic 715, Compensation — Retirement Benefits requires a liability to be recorded during the service period when a split-dollar life insurance agreement continues after the participants’ employment or retirement. The required accrued liability is based on either the post-employment benefit cost for continuing life insurance or based on the future death benefit depending on the contractual terms of the underlying agreement. The Company’s liability is based on the future death benefit.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Income Taxes

The Company files a consolidated federal income tax return with its bank subsidiary. Income tax expense is based on the results of operations, adjusted for permanent differences between items of income or expense reported in the financial statements and those reported for tax purposes. Deferred income taxes are reflected at currently enacted income tax rates applicable to the period in which deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred income taxes are adjusted through the provision for income taxes. Any deferred tax asset is reduced by the amount of any tax benefit that more likely than not will not be realized.

Management considers the likelihood of changes by taxing authorities in its filed income tax returns and recognizes a liability for or discloses potential changes that management believes are more likely than not to occur upon examination by taxing authorities. Management has not identified any uncertain tax positions in filed income tax returns that require recognition or disclosure in the accompanying financial statements. The Company’s income tax returns for the past three years are subject to examination by tax authorities, and may change upon examination.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Per Common Share

Basic net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the year. Diluted net income per common share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the year including any potential dilutive common stock equivalents outstanding, such as options and warrants.

All previously reported items have been restated to reflect the 5% stock dividend, in the form of a stock split, declared on January 20, 2015 to shareholders of record on January 30, 2015 and payable on February 13, 2015.

Recent Accounting Pronouncements

In May 2014, the FASB issued an update (ASU No. 2014-09, Revenue from Contracts with Customers) creating FASB Topic 606, Revenue from Contracts with Customers. The guidance in this update affects any entity that either enters into contract with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (for example, insurance contracts or lease contracts). The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance provides steps to follow to achieve the core principle. An entity should disclose sufficient information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. Qualitative and quantitative information is required about contracts with customers, significant judgments and changes in judgments, and assets recognized from the costs to obtain or fulfill a contract. The amendments in this update are effective for interim and annual reporting periods beginning after December 15, 2016. In July 2015, the FASB voted to approve deferring the effective date by one year (i.e., interim and annual reporting periods beginning after December 15, 2017). The Company is currently evaluating the impact of adopting the new guidance on the consolidated financial statements.

In January 2016, FASB issued ASU 2016-1, “No. 2016-01, Financial Instruments — Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-1, among other things, (i) requires equity investments, with certain exceptions, to be measured at fair value with changes in fair value recognized in net income, (ii) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment, (iii) eliminates the requirement for public business entities to disclose the methods and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet, (iv) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, (v) requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments, (vi) requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset on the balance sheet or the accompanying notes to the financial statements and (viii) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale. ASU 2016-1 will be effective for us on January 1, 2018 and is not expected to have a significant impact on the Company’s consolidated financial statements.

In February 2016, FASB issued ASU-2016-02, “Leases (Topic 842)” The guidance requires that a lessee recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For finance leases: the right-of-use asset and a lease liability will be initially measured at the present value of the lease payments, in the statement of financial position; interest on the lease liability will be recognized separately from amortization of the right-of-use asset in the statement of comprehensive income; and repayments of the principal portion of the lease liability will be classified within financing activities and payments of interest on the lease liability and variable lease payments within operating activities in the statement of cash flows. For operating leases: the right-of-use asset and a lease liability

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

will be initially measured at the present value of the lease payments, in the statement of financial position; a single lease cost will be recognized, calculated so that the cost of the lease is allocated over the lease term on a generally straight-line basis; and all cash payments will be classified within operating activities in the statement of cash flows. Under Topic 842 the accounting applied by a lessor is largely unchanged from that applied under previous GAAP. The amendments in Topic 842 are effective for the Company beginning January 1, 2019, including interim periods within that fiscal year. The Company is currently evaluating the impact of adopting the new guidance of the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Measurement of Credit Losses on Financial Instruments.” This ASU significantly changes how entities will measure credit losses for most financial assets and certain other instruments that aren’t measured at fair value through net income. In issuing the standard, the FASB is responding to criticism that today’s guidance delays recognition of credit losses. The standard will replace today’s “incurred loss” approach with an “expected loss” model. The new model, referred to as the current expected credit loss (“CECL”) model, will apply to: (1) financial assets subject to credit losses and measured at amortized cost, and (2) certain off-balance sheet credit exposures. This includes, but is not limited to, loans, leases, held-to-maturity securities, loan commitments, and financial guarantees. The CECL model does not apply to available-for-sale (“AFS”) debt securities. For AFS debt securities with unrealized losses, entities will measure credit losses in a manner similar to what they do today, except that the losses will be recognized as allowances rather than reductions in the amortized cost of the securities. As a result, entities will recognize improvements to estimated credit losses immediately in earnings rather than as interest income over time, as they do today. The ASU also simplifies the accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 also expands the disclosure requirements regarding an entity’s assumptions, models, and methods for estimating the allowance for loan and lease losses. In addition, entities will need to disclose the amortized cost balance for each class of financial asset by credit quality indicator, disaggregated by the year of origination. ASU No. 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019; early adoption is permitted for interim and annual reporting periods beginning after December 15, 2018. Entities will apply the standard’s provisions as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective (i.e., modified retrospective approach). The Company is currently evaluating the provisions of ASU No. 2016-13 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments.” Current GAAP is unclear or does not include specific guidance on how to classify certain transactions in the statement of cash flows. This ASU is intended to reduce diversity in practice in how eight particular transactions are classified in the statement of cash flows. ASU No. 2016-15 is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption is permitted, provided that all of the amendments are adopted in the same period. Entities will be required to apply the guidance retrospectively. If it is impracticable to apply the guidance retrospectively for an issue, the amendments related to that issue would be applied prospectively. As this guidance only affects the classification within the statement of cash flows, ASU No. 2016-15 is not expected to have a material impact on the Company’s consolidated financial statements.

Subsequent Events

Subsequent events have been evaluated for potential recognition and / or disclosure through May 25, 2017, which is the date these consolidated financial statements were available to be issued.

2. PENDING MERGER

On November 21, 2016, New Windsor and New Windsor State Bank and ACNB Corporation (“ACNB”) and, its wholly-owned subsidiaries, ACNB Bank and ACNB South Acquisition Subsidiary, LLC (“Acquisition Subsidiary”) entered into an Agreement and Plan of Reorganization (the “Agreement”) which provides that, subject to the terms and conditions set forth in the Agreement, New Windsor will merge with and into Acquisition Subsidiary with Acquisition Subsidiary surviving the merger. In addition, as soon as practicable after the merger of New Windsor with and into Acquisition Subsidiary, New Windsor State Bank will merge with and into ACNB Bank.

Subject to the terms and conditions of the Agreement and at the election of the New Windsor stockholders, each share of New Windsor common stock will be converted into the right to receive one of the following: (i) 1.10 shares of ACNB common stock or (ii) $30 in cash. Such election, however, is subject to the limitation that, including dissenting shares and cash paid in lieu of fractional shares, the total merger consideration shall be subject to an allocation procedure such that the total consideration paid will be 15% in cash and 85% in ACNB common stock.

The Agreement contains customary representations and warranties from the parties, and the parties have agreed to customary covenants and agreements, including, among others, covenants and agreements relating to (1) conduct of their respective businesses during the interim period between execution of the Agreement and the closing of the merger, (2) New Windsor’s obligation to facilitate its stockholders’ consideration of, and voting upon, the necessary approval and adoption of the Agreement, (3) the recommendation of the board of directors of New Windsor in favor of the necessary approval by its stockholders, (4) New Windsor’s non-solicitation obligations relating to alternative business combinations, and (5) the addition of two (2) members of New Windsor’s current board members to the boards of directors of ACNB and ACNB Bank.

The board of directors of ACNB and New Windsor have unanimously approved the Agreement. The Agreement and the transactions contemplated by it are subject to the approval of New Windsor’s stockholders, regulatory approvals, and other customary closing conditions. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.

The Agreement provides certain termination rights for both ACNB and NW Bancorp. Upon termination of the Agreement under certain circumstances, NW Bancorp will be obligated to pay ACNB a termination fee of $1,300,000.

Merger related expenses incurred during 2016 totaled $325,449 and included investment banking, legal, printing and mailing expenses. A tax benefit of $11,664 was recognized related to these expenses as the majority were not tax deductible.

3. FAIR VALUE MEASUREMENTS

ASC Topic 820, Fair Value Measurements clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under ASC Topic 820, fair value measurements are not adjusted for transaction costs. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC Topic 820 are described below.

Level 1                                Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2                                Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3                                Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, liquid mortgage products, active listed equities and most money market securities. Such instruments are generally classified within Level 1 or Level 2 of the fair value hierarchy. As required by ASC Topic 820, the Company does not adjust the quoted price for such instruments.

The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, less liquid mortgage products, less liquid equities, state, municipal and provincial obligations, and certain physical commodities. Such instruments are generally classified within Level 2 of the fair value hierarchy.

Level 3 is for positions that are not traded in active markets or are subject to transfer restrictions, valuations are adjusted to reflect illiquidity and/or non-transferability, and such adjustments are generally based on available market evidence. In the absence of such evidence, management’s best estimate is used.

Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Market value is measured based on the value of the collateral securing these loans and is classified as Level 3 in the fair value hierarchy. Collateral may be real estate and/or business assets including equipment, inventory and/or accounts receivable. The value of real estate collateral is determined based on appraisal by qualified licensed appraisers hired by the Company. The value of business equipment, inventory and accounts receivable collateral is based on the net book value on the business’ financial statements and, if necessary, discounted based on management’s review and analysis. Appraised and reported values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the client and client’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

3. FAIR VALUE MEASUREMENTS (continued)

Other real estate owned (“OREO”) is adjusted to fair value upon transfer of the loans to OREO. Subsequently, OREO is carried at the lower of carrying value or fair value. The estimated fair value for other real estate owned included in Level 3 is determined by independent market based appraisals and other available market information, less cost to sell, that may be reduced further based on market expectations or an executed sales agreement. If the fair value of the collateral deteriorates subsequent to initial recognition, the Company records the OREO as a nonrecurring Level 3 adjustment. Valuation techniques are consistent with those techniques applied in prior periods.

The following table sets forth the Company’s financial assets and liabilities that were accounted for or disclosed at fair value on a recurring basis as of December 31, 2016 and 2015:

			Significant
			Other	Significant
	Carrying	Quoted	Observable	Unobservable
	Value	Prices	Inputs	Inputs
	(Fair Value)	(Level 1)	(Level 2)	(Level 3)

December 31, 2016:
Investment securities, available-for-sale:
U.S. Treasury securities and obligations of U.S. government agencies	$8,661,368	$—	$8,661,368	$—
Obligations of states and political subdivisions	1,721,886	—	1,721,886	—
Residential mortgage-backed securities	12,648,416	—	12,648,416	—
Other equity securities	143,240	143,240	—	—
Total investment securities available-for-sale	$23,174,910	$143,240	$23,031,670	$—

December 31, 2015:
Investment securities, available-for-sale
U.S. Treasury securities and obligations of U.S. government agencies	$16,185,578	$—	$16,185,578	$—
Obligations of states and political subdivisions	2,508,464	—	2,508,464	—
Residential mortgage-backed securities	6,528,083	—	6,528,083	—
Other equity securities	146,703	146,703	—	—
Total investment securities available-for-sale	$25,368,828	$146,703	$25,222,125	$—

3. FAIR VALUE MEASUREMENTS (continued)

The following table sets forth the Company’s financial assets and liabilities that were accounted for or disclosed at fair value on a nonrecurring basis as of December 31, 2016 and 2015:

			Significant
			Other	Significant
	Carrying	Quoted	Observable	Unobservable
	Value	Prices	Inputs	Inputs
	(Fair Value)	(Level 1)	(Level 2)	(Level 3)

December 31, 2016:
Other real estate owned	$107,327	$—	$—	$107,327
Repossessed assets	19,502	—	—	19,502
Impaired loans, net:
Construction and land development	—	—	—	—
Residential real estate - mortgage	5,166,073	—	—	5,166,073
Commercial real estate - mortgage	4,167,657	—	—	4,167,657
Commercial and industrial	319,633	—	—	319,633
Consumer	—	—	—	—
Total impaired loans, net	$9 ,653,363	$—	$—	$9,653,363

December 31, 2015:
Other real estate owned	$180,199	$—	$—	$180,199
Repossessed assets	—	—	—	—
Impaired loans, net:
Construction and land development	—	—	—	—
Residential real estate - mortgage	5,084,189	—	—	5,084,189
Commercial real estate - mortgage	3,044,716	—	—	3,044,716
Commercial and industrial	707,261	—	—	707,261
Consumer	7,034	—	—	7,034
Total impaired loans, net	$8 ,843,200	$—	$—	$8,843,200

The following table is a reconciliation of the fair value measurement of other real estate owned to the amount recorded on the consolidated statements of financial condition:

	December 31,
	2016	2015

Other real estate owned at fair value	$150,000	$222,000
Estimated selling costs and other adjustments	42,673	41,801
Other real estate owned	$107,327	$180,199

3. FAIR VALUE MEASUREMENTS (continued)

The following table provides information describing the unobservable inputs used in Level 3 fair value measurements:

	Valuation techniques	Unobservable inputs	Range (weighted avg.)
Impaired loans – Collateral dependent	Third party appraisal	Management discount for property type, lien position and recent market volatility	2016 = 0 - 30% (2%) 2015 = 0 - 30% (1%)
Other real estate owned	Third party appraisal	Management discount for property type and recent market volatility	2016 = n/a 2015 = n/a

4. INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities available-for-sale at December 31 are as follows:

2016

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Treasury securities and obligations of U.S. government agencies	$8,681,732	$12,133	$32,497	$8,661,368
Obligations of states and political subdivisions	1,716,059	6,312	485	1,721,886
Residential mortgage-backed securities	13,221,263	7,811	580,658	12,648,416
Total debt securities	23,619,054	26,256	613,640	23,031,670
Other equity securities	68,640	74,600	—	143,240
Total investment securities available-for-sale	$23,687,694	$100,856	$613,640	$23,174,910

2015

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
U.S. Treasury securities and obligations of U.S. government agencies	$16,254,496	$28,380	$97,298	$16,185,578
Obligations of states and political subdivisions	2,489,964	18,500	—	2,508,464
Residential mortgage-backed securities	6,479,927	60,931	12,775	6,528,083
Total debt securities	25,224,387	107,811	110,073	25,222,125
Other equity securities	68,640	78,063	—	146,703
Total investment securities available-for-sale	$25,293,027	$185,874	$110,073	$25,368,828

4. INVESTMENT SECURITIES (continued)

The estimated fair value of debt securities at December 31, 2016 by contractual maturity are shown in the following chart. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	1 Year or Less		Over 1-5 Years		Over 5-10 Years		Over 10 Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. Treasury securities and obligations of U.S. government agencies	$1,500,850	0.95%	$7,068,323	1.23%	$—	—	$92,195	0.96%	$8,661,368	1.18%
Obligations of states and political subdivisions	512,303	1.10%	1,209,583	1.93%	—	—	—	—	1,721,886	1.68%
Residential mortgage-backed securities	—	—	—	—	1,943,430	1.58%	10,704,986	1.94%	12,648,416	1.97%
Total debt securities	$2,013,153	0.99%	$8,277,906	1.33%	$1,943,430	1.58%	$10,797,181	1.93%	$23,031,670	1.65%

Gross unrealized losses and fair value by length of time that the individual available-for-sale debt securities have been in a continuous unrealized loss position at December 31 are as follows:

2016

		Continuous Unrealized
		Losses Existing for:		Total
	Estimated	Less Than	More Than	Unrealized
	Fair Value	12 Months	12 Months	Losses
U.S. Treasury securities and obligations of U.S. government agencies	$6,149,807	$32,450	$47	$32,497
Obligations of states and political subdivisions	254,498	485	—	485
Residential mortgage-backed securities	11,895,847	577,813	2,845	580,658
	$18,300,152	$610,748	$2,892	$613,640

2015

U.S. Treasury securities and obligations of U.S. government agencies	$10,144,533	$44,639	$52,659	$97,298
Obligations of states and political subdivisions	—	—	—	—
Residential mortgage-backed securities	1,657,781	12,775	—	12,775
	$11,802,314	$57,414	$52,659	$110,073

There were twenty-nine securities with unrealized losses as of December 31, 2016 and twenty-five securities as of December 31, 2015. The unrealized losses on debt securities are the result of market changes in interest rates since the original purchase. This factor coupled with the fact the Company has both the intent and ability to hold these investments for a period of time sufficient to allow for any anticipated recovery in fair value substantiates that the unrealized losses in the available-for-sale portfolio are temporary. The Company does not believe it is more likely than not that it will be required to sell these securities before the anticipated recovery in value.

Sales of investment securities in 2016 resulted in proceeds of $9,007,000 with gross gains of $126,000 and no gross losses. There were no sales of investment securities in 2015. Sales of investment securities in 2014 resulted in proceeds of $8,427,000 with gross gains of $35,000 and gross losses of $72,000.

At December 31, 2016 and 2015, investments available-for-sale with a carrying value of $19,434,000 and $16,415,000, respectively, were pledged as collateral for certain government deposits and for other purposes as required or permitted by law. The outstanding balance of no single issuer, except for U.S. government and U.S. government agency securities, exceeded ten percent of stockholders’ equity at December 31, 2016 and 2015.

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES

The Company’s loan portfolio is broken down into segments to an appropriate level of disaggregation to allow management to monitor the performance by the borrower and to monitor the yield on the portfolio consistent with the provisions of ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Loan Losses. At December 31, loans were as follows:

	2016	2015
Construction and land development	$16,593,843	$17,751,269
Residential real estate - mortgage	94,867,807	93,020,674
Commercial real estate - mortgage	139,173,545	126,213,738
Commercial and industrial	10,600,533	10,806,746
Consumer	3,654,103	3,098,022
Total loans	$264,889,831	$250,890,449

The risks associated with lending activities differ among the various loan types and are subject to the impact of changes in interest rates, market conditions of collateral securing the loans, and general economic conditions. All of these factors may adversely impact the borrower’s ability to repay its loans and impact the associated collateral.

Construction and land development loans consist of 1-4 family residential and commercial construction and land development loans. The risk of loss on these loans is largely dependent on the Company’s ability to assess the property’s value at the completion of the project which should exceed the property’s construction costs. During the construction phase, a number of factors could potentially negatively impact the collateral value, including cost overruns, delays in completing the project, competition and real estate market conditions which may change based on the supply of similar properties in the area. In the event the collateral value at the completion of the project is not sufficient to cover the outstanding loan balance, the Company must rely upon other repayment sources, including the guarantors of the project or other collateral securing the loan. The Company attempts to mitigate credit risk through strict underwriting standards including evaluation of the credit worthiness of the borrower and their success in other projects, release fees, adequate loan-to-value ratios and continual monitoring of the project during its construction phase to determine the impact that overruns and delays may have on the project.

Residential real estate — mortgage includes mortgage loans with the underlying 1-4 family or multifamily residential property (primarily owner-occupied) securing the credit. The Company’s risk exposure is minimized in these types of loans through the evaluation of the credit worthiness of the borrower, including credit scores and debt-to-income ratios and underwriting standards which limits the loan-to-value ratio to generally no more than 80% unless the borrower obtains private mortgage insurance. The Company sells the majority of its fixed rate residential mortgage originations in the secondary market and does not retain the servicing.

Residential real estate — mortgage also includes home equity loans and lines of credit. These present a slightly higher risk to the Company than 1-4 family first lien mortgages as they can be first or second liens on the underlying property. However, these loans are generally limited with respect to loan-to-value ratios and the credit worthiness of the borrower is considered including credit scores and debt-to-income ratios.

Commercial real estate — mortgage includes various types of loans which have differing levels of credit risk associated with them. Owner-occupied commercial real estate loans are generally dependent upon the successful operation of the borrower’s business, with the cash flows generated from the business being the primary source of repayment of the loan. If the business suffers a downturn in sales or profitability, the borrower’s ability to repay the loan could be in jeopardy. In order to minimize this credit risk, the Company has conservative underwriting standards which include the credit worthiness of the borrower, a limitation on loan amounts to the value of the property securing the loan, and strong debt service coverage ratios. Non-owner occupied commercial real estate loans present a different credit risk to the Company than owner-occupied commercial real estate, as the repayment of the loan is dependent upon the borrower’s ability to generate a sufficient level of occupancy to produce rental income that exceeds debt service requirement and operating expenses. Lower occupancy or lease rates may result in reduction in cash flows, which hinder the ability of the borrower to meet debt service requirements, and may result

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

in lower collateral values. The Company generally follows the same underwriting standards for these loans as with owner-occupied commercial real estate, but recognizes the greater risk inherent in these credit relationships in its loan pricing and loan-to-value requirements.

Commercial and industrial loans include advances to local and regional businesses for general commercial purposes and include permanent and short-term working capital, machinery and equipment financing, and may be in the form of either lines of credit or term loans. Although commercial and industrial loans may be unsecured to the highest rated borrowers, the majority of these loans are secured by the borrower’s accounts receivable, inventory and machinery and equipment. In a majority of these loans, the collateral also includes the business owner’s personal guarantee as well as personal real estate and assets. Commercial and industrial loans present credit exposure to the Company as they are susceptible to risk of loss during a downturn in the economy, as the borrower may have greater difficulty in meeting their debt service requirements and the value of collateral may decline. The Company attempts to mitigate this risk through strict underwriting standards, including evaluation of the credit worthiness of the borrower. Additionally, monitoring of the loans through annual renewals and meetings with the borrowers are common. However, these procedures cannot eliminate the risk of losses associated with these loans.

Consumer loans consist primarily of automobile loans made on a direct basis. The credit risk of these loans is mitigated through conservative underwriting standards, including evaluation of the credit worthiness of the borrower’s credit scores and debt-to-income ratios, and the collateral value of the assets securing the loan. Though some loans are done on an unsecured basis, the majority are secured. However, the value of the collateral on these loans may depreciate quickly or may fluctuate and thus present a greater risk to the Company than 1-4 family residential loans.

In order to monitor ongoing risk associated with its loan portfolio and specific credits within the segments, management uses an eight point internal grading system. Management generally follows regulatory definitions in assigning criticized ratings to loans, including substandard, doubtful or loss. The first four rating categories, representing the lowest risk to the Company, are combined and given a “Pass” rating. The “Special Mention” category includes loans that have potential weaknesses that may, if not monitored or corrected, weaken the asset or inadequately protect the Bank’s position at some future date. These assets pose elevated risk, but their weakness does not yet justify a more severe, or criticized rating. “Substandard” loans are classified as they have a well-defined weakness, or weaknesses that jeopardize liquidation of the debt. These loans are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. “Substandard” loans include loans that management has determined not to be impaired, as well as loans considered to be impaired. A “doubtful” loan has a high probability of total or substantial loss, but because of specific pending events that may strengthen the asset, its classification of loss is deferred. “Loss” assets are considered uncollectible, as the underlying borrowers are often in bankruptcy, have suspended debt repayments, or ceased business operations. Once a loan is classified as “Loss”, there is little prospect of collecting the loan’s principal or interest and it is generally written off.

The Company has a loan review policy and program which is designed to reduce and control risk in the lending function. This includes the monitoring of the lending activities of all bank personnel with respect to underwriting and processing new loans and the timely follow-up and corrective action for loans showing signs of deterioration in quality. The loan review program provides the Company with an internal, independent review of the loan portfolio on an ongoing basis. Third-party loan reviews are completed annually and involve a representative sample of the Bank’s entire loan portfolio. Generally, consumer and residential mortgage loans are included in the Pass categories unless a specific action, such as extended delinquencies, bankruptcy, repossession or death of the borrower occurs, which heightens awareness as to a possible credit event.

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

The following summarizes the Bank’s ratings based on its internal risk rating system as of December 31:

2016

	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Construction and land development	$16,593,843	$—	$—	$—	$—	$16,593,843
Residential real estate - mortgage	91,982,147	—	2,885,660	—	—	94,867,807
Commercial real estate - mortgage	138,556,186	—	617,359	—	—	139,173,545
Commercial and industrial	10,552,967	—	47,566	—	—	10,600,533
Consumer	3,654,103	—	—	—	—	3,654,103
Total	$261,339,246	$—	$3,550,585	$—	$—	$264,889,831

2015

	Pass	Special Mention	Substandard	Doubtful	Loss	Total
Construction and land development	$17,751,269	$—	$—	$—	$—	$17,751,269
Residential real estate - mortgage	91,075,657	—	1,945,017	—	—	93,020,674
Commercial real estate - mortgage	124,247,679	—	1,966,059	—	—	126,213,738
Commercial and industrial	10,447,911	—	358,835	—	—	10,806,746
Consumer	3,088,219	—	9,803	—	—	3,098,022
Total	$246,610,735	$—	$4,279,714	$—	$—	$250,890,449

Classified loans may also be evaluated for impairment. A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Nonaccrual loans and troubled debt restructures are, by definition, deemed to be impaired. Impairment is measured on a loan-by-loan basis by either the present value of the expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is collateral dependent if the repayment of the loan is expected to be provided solely by the underlying collateral. For loans that are deemed to be impaired for extended periods of time, periodic updates on fair values are obtained, which may include updated appraisals. The updated fair values will be incorporated into the impairment analysis as of the next reporting period. In the event an updated appraisal that requires a higher impairment reserve is received after a reporting period, but prior to the issuance of the financial statements, an evaluation is made as to the significance of the difference and whether the amounts need to be reflected in the financial statements not yet issued.

Loan charge-offs, which may include, from time-to-time, a partial charge-off, are taken on an impaired loan that is collateral dependent if the loan’s carrying balance exceeds its collateral’s appraised value, the loan has been identified as uncollectible, and it is deemed to be a confirmed loss. Typically, impaired loans with a charge-off or partial charge-off will continue to be considered impaired, unless the note is split into two, and management expects the performing note to continue to perform and is adequately secured. The second, or non-performing note, would be charged-off. Further, an impaired loan with a partial charge-off may continue to have an impairment reserve on it after the partial charge-off, if factors warrant.

As of December 31, 2016 and 2015, a majority of the Company’s impaired loans’ extent of impairment was measured based on the estimated fair value of the collateral securing the credit. Impairment on troubled debt restructurings that are following the revised terms of the loan are determined based on discounted cash flows. For real estate loans, collateral generally consists of commercial real estate, but in the case of commercial and industrial loans, it would also consist of accounts receivable, inventory, equipment or other business assets. Commercial and industrial loans may also have real estate collateral.

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

At the time a real estate-secured loan is deemed impaired, management determines whether an updated valuation of the real estate is necessary to assist in determining the extent of an impairment reserve, if any. The decision, whether an updated appraisal is required, takes into consideration the age of the most recent appraisal, the loan-to-value ratio based on the original certified appraisal, the Company’s recent experience and knowledge of market conditions, recent list prices or broker opinions, the condition of the property, and environmental factors. If market conditions have changed significantly from the date of the most recent appraisal, an updated appraisal will be obtained. The “as is value” provided in the appraisal is often used as the fair value of the collateral in determining impairment, unless circumstances, such as subsequent improvements, approvals, or other circumstances dictate that another value provided by the appraiser is more appropriate.

Generally, impaired loans secured by real estate were measured at fair value using certified real estate appraisals that had been completed within the last year. Appraised values are further discounted for estimated costs to sell the property and other selling considerations to arrive at the properties’ fair value.

Collateral on certain impaired loans is not limited to real estate, and may include accounts receivable, inventory, equipment or other business assets. Estimated fair values are determined based on borrowers’ financial statements, inventory ledgers, accounts receivable agings or appraisals from individuals with knowledge in the business. Stated balances are generally discounted for the age of the financial information or the quality of the assets. In determining fair value, liquidation discounts are applied to this collateral based on existing loan evaluation policies.

The Company distinguishes Substandard loans on both an impaired and non-impaired basis, as it places less emphasis on a loan’s classification, and increased reliance on whether the loan was performing in accordance with the contractual terms. “Substandard” classification does not automatically meet the definition of “impaired”. A substandard credit is one that is inadequately protected by current sound worth, paying capacity of the obligor or the collateral pledged, if any. Extensions of credit so classified have well-defined weaknesses which may jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Loss potential, while existing in the aggregate amount of substandard credits, does not have to exist in individual extensions of credit classified substandard. The Company evaluates certain accruing commercial real estate, acquisition and development and commercial and industrial loans rated “substandard” collectively as opposed to evaluating these loans individually as impaired. Although these loans have well defined weaknesses and meet the definition of “substandard”, they are generally performing and management has concluded that it is likely it will be able to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

The following table presents information relating to impaired loans as of December 31:

	Construction	Residential	Commercial	Commercial
	and land	real estate -	real estate -	and
	development	mortgage	mortgage	industrial	Consumer	Total
2016

Recorded investment at year end:
With specific reserve	$—	$2,360,641	$1,856,429	$114,945	$4,767	$4,336,782
With no specific reserve	—	3,218,040	2,471,526	277,910	—	5,967,476
Total	$—	$5,578,681	$4,327,955	$392,855	$4,767	$10,304,258

Allowance for credit losses relating to all impaired loans	$—	$412,608	$160,298	$73,222	$4,767	$650,895

Average recorded investment	$—	$7,704,359	$6,077,482	$515,720	$17,013	$14,314,574

Interest income recognized for time that loans were impaired	$—	$69,372	$63,366	$1,135	$—	$133,873

2015

Recorded investment at year end:
With specific reserve	$—	$2,959,591	$816,878	$382,738	$7,457	$4,166,664
With no specific reserve	—	2,497,350	2,460,169	505,340	—	5,462,859
Total	$—	$5,456,941	$3,277,047	$888,078	$7,457	$9,629,523

Allowance for credit losses relating to all impaired loans	$—	$372,752	$232,331	$180,817	$423	$786,323

Average recorded investment	$—	$5,927,650	$3,684,508	$1,006,304	$4,969	$10,623,431

Interest income recognized for time that loans were impaired	$—	$51,977	$43,631	$8,821	$78	$104,507

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

The following presents impaired loans that are troubled debt restructurings as of December 31:

	2016		2015
		Recorded		Recorded
	Number	Investment at	Number	Investment
	of Loans	Year-End	of Loans	at Year-End
Accruing
Construction and land development	—	$—	—	$—
Residential real estate - mortgage	27	3,576,726	28	4,138,013
Commercial real estate - mortgage	10	3,710,596	10	2,914,645
Commercial and industrial	3	316,943	4	813,684
Consumer	—	—	1	7,038
Total	40	$7,604,265	43	$7,873,380

Nonaccruing
Construction and land development	—	$—	—	$—
Residential real estate - mortgage	3	332,279	2	333,488
Commercial real estate - mortgage	1	424,352	—	—
Commercial and industrial	—	—	—	—
Consumer	—	—	—	—
Total	4	$756,631	2	$333,488

Management further monitors the performance and credit quality of the loan portfolio by analyzing the length of time a portfolio is past due, by aggregating loans based on its delinquencies. The following table presents the loan portfolio summarized by aging categories of performing loans and nonaccrual loans as of December 31:

2016

		Days Past Due
				90+	Total	Non-	Total
	Current	30-59	60-89	(still accruing)	Past Due	Accrual	Loans

Construction and land development	$16,593,843	$—	$—	$—	$—	$—	$16,593,843
Residential real estate - mortgage	93,113,715	277,554	—	—	277,554	1,476,538	94,867,807
Commercial real estate - mortgage	138,144,337	411,850	—	—	411,850	617,358	139,173,545
Commercial and industrial	10,561,454	8,689	—	—	8,689	30,390	10,600,533
Consumer	3,644,466	4,870	—	—	4,870	4,767	3,654,103
Total	$262,057,815	$702,963	$—	$—	$702,963	$2,129,053	$264,889,831

2015

		Days Past Due
				90+	Total	Non-	Total
	Current	30-59	60-89	(still accruing)	Past Due	Accrual	Loans

Construction and land development	$17,751,269	$—	$—	$—	$—	$—	$17,751,269
Residential real estate - mortgage	91,946,179	144,561	—	—	144,561	929,934	93,020,674
Commercial real estate - mortgage	125,429,191	422,144	—	—	422,144	362,403	126,213,738
Commercial and industrial	10,550,436	33,314	198,235	—	231,549	24,761	10,806,746
Consumer	3,092,781	4,823	—	—	4,823	418	3,098,022
Total	$248,769,856	$604,842	$198,235	$—	$803,077	$1,317,516	$250,890,449

5. LOANS AND ALLOWANCE FOR CREDIT LOSSES (continued)

The following tables summarize the allowance for credit losses and recorded investment in loans:

	Construction	Residential	Commercial real
	and land	real estate -	estate -	Commercial
	development	mortgage	mortgage	and industrial	Consumer	Unallocated	Total
December 31, 2016

Allowance for credit losses
Beginning balance	$57,349	$974,659	$815,709	$237,087	$2,498	$895,026	$2,982,328
Recoveries	—	4,007	—	17,447	6,821	—	28,275
Charge-offs	—	—	(169,396)	(8,526)	(3,845)	—	(181,767)
Provision for credit losses	(1,700)	166,949	672,984	(125,897)	8,264	(720,600)	—
Ending balance	$55,649	$1,145,615	$1,319,297	$120,111	$13,738	$174,426	$2,828,836
Ending balance: individually evaluated for impairment	$—	$412,608	$160,298	$73,222	$4,767	$—	$650,895
Ending balance: collectively evaluated for impairment	$55,649	$733,007	$1,158,999	$46,889	$8,971	$174,426	$2,177,941

Loans
Ending balance	$16,593,843	$94,867,807	$139,173,545	$10,600,533	$3,654,103	$—	$264,889,831
Ending balance: individually evaluated for impairment	$—	$5,578,681	$4,327,955	$392,855	$4,767	$—	$10,304,258
Ending balance: collectively evaluated for impairment	$16,593,843	$89,289,126	$134,845,590	$10,207,678	$3,649,336	$—	$254,585,573

December 31, 2015

Allowance for credit losses
Beginning balance	$111,308	$999,865	$835,948	$310,952	$1,918	$1,226,904	$3,486,895
Recoveries	—	4,120	—	30,655	4,574	—	39,349
Charge-offs	—	(536,299)	—	(661)	(6,956)	—	(543,916)
Provision for credit losses	(53,959)	506,973	(20,239)	(103,859)	2,962	(331,878)	—
Ending balance	$57,349	$974,659	$815,709	$237,087	$2,498	$895,026	$2,982,328

Ending balance: individually evaluated for impairment	$—	$372,752	$232,331	$180,817	$423	$—	$786,323
Ending balance: collectively evaluated for impairment	$57,349	$601,907	$583,378	$56,270	$2,075	$895,026	$2,196,005

Loans
Ending balance	$17,751,269	$93,020,674	$126,213,738	$10,806,746	$3,098,022	$—	$250,890,449
Ending balance: individually evaluated for impairment	$—	$5,456,941	$3,277,047	$888,078	$7,457	$—	$9,629,523
Ending balance: collectively evaluated for impairment	$17,751,269	$87,563,733	$122,936,691	$9,918,668	$3,090,565	$—	$241,260,926

6. PREMISES AND EQUIPMENT

A summary of premises and equipment at December 31 is presented in the accompanying table:

	2016	2015
Land and land improvements	$2,672,721	$2,658,196
Buildings and improvements	7,321,124	7,416,364
Furniture, fixtures and equipment	5,333,681	5,186,495
	15,327,526	15,261,055
Less: Accumulated depreciation and amortization	7,254,479	6,816,397
Premises and equipment, net	$8,073,047	$8,444,658

The Company conducts a portion of its banking operations from three leased facilities. In addition, the leases include provisions for additional payments to cover taxes, insurance and maintenance. Rent expense was $290,358, $269,525 and $239,351 for 2016, 2015 and 2014, respectively.

Future minimum rental commitments under noncancellable leases are as follows:

2017	$249,768
2018	253,556
2019	160,972
2020	131,175
2021	131,175
Thereafter	1,136,854
Total	$2,063,500

7. DEPOSITS

Deposits are summarized as follows at December 31:

	2016	2015
Noninterest-bearing demand deposits	$73,008,252	$65,204,933
Interest-bearing deposits:
Demand	15,652,492	17,585,842
Passbook and statement savings	44,749,261	42,297,100
Money market savings	51,289,849	50,293,392
Time deposits:
$250,000 or less	75,441,580	59,572,555
Greater than $250,000	19,690,007	14,082,498
Total interest bearing deposits	206,823,189	183,831,387
Total deposits	$279,831,441	$249,036,320

7. DEPOSITS (continued)

Time deposit maturities for the Company at December 31 are as follows:

	2016		2015
		% of		% of
	Amount	Total	Amount	Total
6 months and less	$8,666,962	9%	$17,658,293	24%
7 months to 12 months	21,020,909	22%	4,595,816	6%
13 months to 24 months	23,391,898	25%	16,276,349	22%
25 months to 36 months	11,285,951	12%	9,893,604	14%
37 months to 48 months	18,809,918	20%	6,654,734	9%
Over 48 months	11,955,949	12%	18,576,257	25%
Total time deposits	$95,131,587	100%	$73,655,053	100%

8. SHORT-TERM DEBT

Information relating to short-term debt is as follows for the years ended December 31:

	2016		2015
	Amount	Rate	Amount	Rate
At Year-End:
Retail repurchase agreements	$—	—	$—	0.00%
Other short-term debt	—	—	18,000,000	0.41%
	$—		$18,000,000

Average for the Year:
Retail repurchase agreements	$—	—	$487,777	0.10%
Other short-term debt	9,657,404	0.45%	12,508,356	0.25%

Maximum Month-End Balance:
Retail repurchase agreements	$—	—	$754,779	0.10%
Other short-term debt	20,000,000	0.48%	25,000,000	0.22%

Repurchase agreements are bank-owned securities sold to a customer with the agreement that the same securities will be repurchased at a predetermined price. This agreement becomes an outstanding obligation and is considered a form of debt or borrowing. The product is offered only to commercial customers who meet certain criteria and are a relatively low-cost funding source for the Company. There were no repurchase agreements or securities pledged for repurchase agreements as of December 31, 2016 or 2015.

Other short-term debt includes federal funds purchased, which is overnight, unsecured debt from other banks with interest rates that change daily. At various times the Company borrows federal funds due to fluctuations in loan demand and deposit balances. The Company had federal funds lines with correspondent banks totaling $2,000,000 with no balance outstanding at year-end 2016 or 2015.

8. SHORT-TERM DEBT (continued)

The Company is also a member of the Federal Home Loan Bank of Atlanta (the “FHLB”) and has credit availability up to $36,839,000 at interest rates based upon current market conditions. This facility is secured by $52,193,000 of one- to four-family residential mortgage loans held in the Company’s portfolio. There were borrowings of $0 and $18,000,000 outstanding at December 31, 2016 and 2015, respectively, under the facility. In addition, the Company had a letters of credit under the facility of $6.6 million and $5.6 million outstanding as of December 31, 2016 and 2015, respectively.

The Company also had secured lines of credit available with correspondent banks of $9,500,000 with no balance outstanding at December 31, 2016 or 2015.

9. LONG-TERM DEBT

On June 23, 2005, New Windsor Capital Trust I (the “Trust I”), a Delaware business trust formed, funded and wholly owned by the Bancorp, issued $5,000,000 of 6.39% fixed rate capital securities to institutional investors in a private pooled transaction. The proceeds were transferred to the Bancorp as junior subordinated debt (“2035 junior subordinated debentures”) under the same terms and conditions. The Bancorp then contributed the full amount to the Bank in the form of Tier I capital. The Bancorp has, through various contractual arrangements, fully and unconditionally guaranteed all of Trust I’s obligations with respect to the capital securities.

Under applicable regulatory guidelines, a portion of the capital securities qualify as Tier I capital, and the remaining portion will qualify as Tier II capital. Under applicable regulatory guidelines, the entire $5,000,000 of the outstanding capital securities qualify as Tier I capital at December 31, 2016.

The 2035 junior subordinated debentures are the sole assets of the Trust I and carry a fixed rate of 6.39%. Both the capital securities of the Trust I and the junior subordinated debentures are scheduled to mature on June 23, 2035, unless called by the Bancorp at 100% of the principal amount.

Commencing June 1, 2010, the Bancorp offered $5,500,000 of 8.00% fixed rate subordinated debentures (“2020 subordinated debentures”) in a private placement offering. The Bancorp completed the issuance on December 29, 2010 and contributed the majority of the proceeds to the Bank in the form of Tier I capital.

From September 30, 2015 through December 31, 2015, $983,758 of the 2020 subordinated debentures were converted into common stock as part of the Bancorp’s stock offering and the remaining $4,516,242 was fully called.

10. INCOME TAXES

At December 31, income taxes were comprised of the following:

	2016	2015	2014
Current:
Federal	$686,559	$633,146	$676,236
State	224,506	231,073	208,423
Total current expense	911,065	864,219	884,659
Deferred:
Federal	10,348	140,202	(72,008)
State	2,737	36,707	(17,302)
Total deferred expense (benefit)	13,085	176,909	(89,310)
Total income tax expense	$924,150	$1,041,128	$795,349

Temporary differences between the amounts reported in the financial statements and the tax bases of assets and liabilities result in deferred taxes. Deferred tax assets and liabilities, shown as the sum of the appropriate tax effect for each significant type of temporary difference, are presented below as of December 31:

	2016	2015
Deferred tax assets:
Allowance for credit losses	$809,113	$843,895
Employee benefits	26,037	—
Unrealized loss on investment securities - available-for-sale	206,330	—
Deferred compensation	170,706	132,264
Depreciation	86,925	83,532
Other	135,469	180,837
Gross deferred tax assets	1,434,580	1,240,528
Deferred tax liabilities:
Unrealized gain on investment securities - available-for-sale	—	25,649
Other	2,266	1,458
Gross deferred tax liabilities	2,266	27,107
Net deferred tax assets	$1,432,314	$1,213,421

Reconciliation between income tax expense and taxes computed at the maximum statutory federal rate is as follows:

	2016	2015	2014
Federal statutory income tax rate	34.0%	34.0%	34.0%
Increase (decrease) resulting from:
Tax-exempt interest income	(0.5)	(0.4)	(0.6)
Earnings on investment in bank-owned life insurance	(1.1)	—	—
State income taxes, net of federal income tax benefit	7.3	6.9	6.4
Merger related expenses	4.8	—	—
Other	0.3	0.2	0 .2
Effective tax rate	44.8%	40.7%	40.0%

11. RELATED PARTY TRANSACTIONS

During the ordinary course of business, the Company makes loans to its directors and their associates and several of its policy-making officers on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other customers.

The following schedule summarizes changes in amounts of loans outstanding, both direct and indirect, to these persons:

	2016	2015
Balance at January 1	$5,137,712	$5,801,860
Additions	688,114	461,188
Repayments	(784,416)	(1,125,336)
Change in relationship with Company, net	(897,152)	—
Balance at December 31	$4,144,258	$5,137,712

Deposits from directors and their associates and policy-making officers totaled $369,366 and $243,002 at December 31, 2016 and 2015, respectively.

12. COMMITMENTS AND CONTINGENCIES

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit and standby letters of credit. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

At December 31, 2016 and 2015, in addition to the undisbursed portion of loans receivable, the Company had outstanding loan commitments of $36,657,000 and $29,447,000, respectively. These commitments are normally met from deposit growth, loan payments, excess liquidity, or borrowed money.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. These guarantees are issued primarily to support construction borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company holds cash or a secured interest in real estate as collateral to support those commitments for which collateral is deemed necessary. Standby letters of credit outstanding at December 31, 2016 and 2015 were $3,901,000 and $4,953,000, respectively.

The Company has established an allowance for off balance sheet credit exposures. The allowance is established as losses are estimated to have occurred through a loss for off balance sheet credit exposures charged to earnings. Losses are charged against the allowance when management believes the required funding of these exposures is uncollectible. While this evaluation is completed on a regular basis, it is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

13. EMPLOYEE BENEFIT PLANS

The Company has a 401(k) profit sharing plan, which covers substantially all employees with more than 90 days of service and at least 1,000 hours of service during the plan year. Employer contributions to the plan are at the discretion of the Board of Directors. Plan expense amounted to $106,220, $91,960 and $57,291 for 2016, 2015 and 2014, respectively.

On January 18, 2005, the Company established a deferred compensation plan. Under this plan, directors and certain key employees are allowed to defer their fees, income or incentives to purchase company stock. Up to 26,250 shares of stock may be issued under this plan and all shares are held in trust. Each director and employee may elect to defer up to 100% of the director fees and qualified income or incentive, respectively. Upon separation from service with the Company, a participant may elect to receive either shares of stock, cash or a combination thereof. As of December 31, 2016, 22,735 shares of common stock have been purchased under this plan, of which 20,213 were purchased from the Company.

On April 17, 2012, the Company’s shareholders approved a proposal to adopt the 2012 Employee Stock Purchase Plan. The purpose of the plan is to provide employees of the Company with an additional employee benefit by providing them an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common stock. The plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The plan will purchase shares of the Company’s common stock for participants either directly from the Company (either from its authorized and unissued shares of common stock or its issued but not outstanding shares of common stock), in the open market, or in privately negotiated transactions. The maximum number of shares of common stock that the plan may purchase directly from the Company will be 26,250. The plan can continue in effect for a term of ten years.

An employee electing to participate in the plan may do so by authorizing deductions to be taken from his or her paycheck during an offering period up to a maximum of ten percent (10%) of his or her compensation. The plan is broken down into four periods called “offering periods” starting on January 1st, April 1st, July 1st and October 1st. The amount accumulated for each employee through payroll deduction during an offering period will be used to purchase shares of the Company’s common stock at the end of the offering period. In determining the price of the shares sold, the Compensation Committee determines the fair market value of the Company’s shares using a method allowed by the Internal Revenue Code. The Committee may, but is not required to, offer the shares at a discount not to exceed fifteen percent (15%). No employee may purchase more than $25,000 worth of the Company’s common stock under the plan during any one calendar year. The Company’s board of directors may at any time amend or terminate the plan, except that no amendment may be made without the approval of the shareholders, if such amendment would (1) increase the maximum number of common stock that may be issued under the plan, or (2) amend the requirements as to the class of employees eligible to purchase stock under the plan.

During 2016, the plan purchased 406 shares of the Company’s stock of which 303 shares were purchased from the Company. During 2015, the plan purchased 456 shares of the Company’s stock from the Company. The Company held, as a liability of the Company, funds on behalf of employees participating in the plan of $1,687 at December 31, 2016 and $1,782 at December 31, 2015.

The Bank has entered into agreements with certain employees to provide life insurance benefits payable in connection with policies of life insurance on those employees that are owned by the Bank. Each of the agreements provides for the amount of death benefits to be paid to beneficiaries of the insured. For this plan, the Bank expensed $10,043 in 2016.

In 2016, the Bank adopted supplemental executive retirement plans for certain executives. The plans provide cash compensation to the executive officers under certain circumstances, including a separation of service. The benefits vest over the period from adoption to a specified age for each executive. The Bank recorded expense, including interest, of $55,966 in 2016.

14. REGULATORY MATTERS

Banks and holding companies are subject to various regulatory capital requirements administered by state and federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations, involve quantitative measures of assets, liabilities and certain off-balance sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weighting and other factors.

The Basel III Capital Rules became effective on January 1, 2015 (subject to a phase-in period for certain provisions). Quantitative measures established by the Basel III Capital Rules to ensure capital adequacy require the maintenance of minimum amounts and ratios (set forth in the table that follows) of Common Equity Tier 1 capital, Tier 1 capital and Total capital (as defined by regulations) to risk-weighted assets (as defined) and of Tier 1 capital to adjusted quarterly average assets (as defined).

The Company’s and the Bank’s Common Equity Tier 1 capital consists of common stock and related surplus and retained earnings. In connection with the adoption of the Basel III Capital Rules, the Bank elected to “opt-out” of the requirement to include most components of accumulated other comprehensive income in Common Equity Tier 1.

Tier 1 capital includes Common Equity Tier 1 capital and additional Tier 1 capital. For the Company, additional Tier 1 capital includes the allowable portion of the trust preferred securities (as further outlined in Note 8). Under the Basel III Capital rules, trust preferred securities do not qualify as Tier 1 capital instruments for Companies with assets greater than $15 billion and must be phased-out of Tier 1 capital.

Total capital includes Tier 1 capital plus a permissible portion of the allowance for credit losses and the portion of the trust preferred securities not allowed in Tier 1 capital.

The Common Equity Tier 1 (beginning in 2015), Tier 1 and Total capital ratios are calculated by dividing the respective capital amounts by risk-weighted assets. Risk-weighted assets are calculated based on regulatory requirements and include total assets allocated by risk weight category and certain off-balance sheet items. The leverage ratio is calculated by dividing Tier 1 capital by adjusted quarterly average total assets.

When fully phased in on January 1, 2019, the Basel III Capital Rules will require the Company and Bank to maintain (1) a minimum ratio of Common Equity Tier 1 capital to risk-weighted assets of at least 4.5%, plus a 2.5% “capital conservation buffer” (which is added to the 4.5% Common Equity Tier 1 capital ratio as that buffer is phased in, effectively resulting in a minimum ratio of Common Equity Tier 1 capital to risk-weighted assets of at least 7.0% upon full implementation), (2) a minimum ratio of Tier 1 capital to risk-weighted assets of at least 6.0%, plus the capital conservation buffer (which is added to the 6.0% Tier 1 capital ratio as that buffer is phased in, effectively resulting in a minimum Tier 1 capital ratio of 8.5% upon full implementation), (3) a minimum ratio of Total capital (that is, Tier 1 plus Tier 2) to risk-weighted assets of at least 8.0%, plus the capital conservation buffer (which is added to the 8.0% total capital ratio as that buffer is phased in, effectively resulting in a minimum total capital ratio of 10.5% upon full implementation) and (4) a minimum leverage ratio of 4.0%, calculated as the ratio of Tier 1 capital to average quarterly assets.

The implementation of the capital conservation buffer will begin on January 1, 2016 at the 0.625% level and be phased in over a four-year period (increasing by that amount on each subsequent January 1, until it reaches 2.5% on January 1, 2019). The Basel III Capital Rules also provide for a “countercyclical capital buffer” that is applicable to only certain covered institutions and does not have any current applicability to the Company or Bank.

The aforementioned capital conservation buffer is designed to absorb losses during periods of economic stress. Banking institutions with a ratio of Common Equity Tier 1 capital to risk-weighted assets above the minimum but below the conservation buffer (combined with the countercyclical capital buffer where applicable) will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall.

14. REGULATORY MATTERS (continued)

The following tables present actual and required capital ratios for the Company and the Bank under the Basel III Capital Rules. The minimum required capital amounts presented include the minimum required capital levels based on the phase-in provisions of the Basel III Capital Rules and the minimum required capital levels as of January 1, 2019 when the Basel III Capital Rules have been fully phased-in. Capital levels required to be considered well capitalized are based upon prompt corrective action regulations, as amended to reflect the changes under the Basel III Capital Rules.

Regulatory capital amounts and ratios for the Company and the Bank are as follows:

			Minimum Capital		Minimum Capital		Required to be
			Required - Basel III		Required - Basel III		Considered Well
	Actual		Phase-In Schedule		Fully Phased -In		Capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2016
Common equity tier 1 capital (to risk-weighted assets):
Consolidated	$22,726,000	8.58%
New Windsor State Bank	28,669,000	10.79%	13,617,000	5.125%	18,599,000	7.00%	17,270,000	6.50%
Tier 1 capital (to risk-weighted assets):
Consolidated	27,726,000	10.46%
New Windsor State Bank	28,669,000	10.79%	17,603,000	6.625%	22,584,000	8.50%	21,256,000	8.00%
Total capital (to risk-weighted assets):
Consolidated	30,585,000	11.54%
New Windsor State Bank	31,528,000	11.86%	22,928,000	8.625%	27,913,000	10.50%	26,583,000	10.00%
Tier 1 capital (to average assets):
Consolidated	27,726,000	8.96%
New Windsor State Bank	28,669,000	9.24%	12,411,000	4.000%	12,411,000	4.00%	15,514,000	5.00%

December 31, 2015
Common equity tier 1 capital (to risk-weighted assets):
Consolidated	$21,752,000	8.91%
New Windsor State Bank	27,464,000	11.21%	11,025,000	4.50%	17,150,000	7.00%	15,925,000	6.50%
Tier 1 capital (to risk-weighted assets):
Consolidated	26,752,000	10.96%
New Windsor State Bank	27,464,000	11.21%	14,700,000	6.00%	20,825,000	8.50%	19,600,000	8.00%
Total capital (to risk-weighted assets):
Consolidated	29,734,000	12.18%
New Windsor State Bank	30,446,000	12.43%	19,595,000	8.00%	25,719,000	10.50%	24,494,000	10.00%
Tier 1 capital (to average assets):
Consolidated	26,752,000	9.12%
New Windsor State Bank	27,464,000	9.33%	11,774,000	4.00%	11,774,000	4.00%	14,718,000	5.00%

As of December 31, 2016, capital levels of the Company and the Bank meet all capital adequacy requirements under the Basel III Capital Rules phase-in schedule. Based on the ratios presented above, capital levels as of December 31, 2016 at the Company and the Bank meet the minimum levels necessary to be considered “well capitalized”.

The Company and the Bank are subject to the regulatory capital requirements administered by the Federal Reserve, and, for the Bank, the Federal Deposit Insurance Corporation. Regulatory authorities can initiate certain mandatory actions if the Company or the Bank fail to meet the minimum capital requirements, which could have a direct material effect. Management believes, as of December 31, 2016, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

14. REGULATORY MATTERS (continued)

Bank and holding company regulations, as well as Maryland law, impose certain restrictions on dividend payments by the Bank, as well as restricting extensions of credit and transfers of assets between the Bank and the Bancorp. At December 31, 2016, the Bank could have paid dividends of approximately $27,769,000 to its parent company from undivided profits and, with the prior consent and approval of the Commissioner of Financial Regulation, from surplus in excess of $450,000, after providing for expenses, losses, interest and taxes accrued or due.

On July 12, 2013, the Bancorp entered into a loan agreement with the Bank to refinance the remaining balances on existing loans with the bank. The loan was for $2,300,000 with a maturity date of July 1, 2038 and monthly payments of principal and interest. The interest rate was fixed for the first ten years at 5.00% and then a floating rate of interest equal to prime rate. The note was secured by the mortgage on 222 East Baltimore Street, Taneytown, Maryland, which is the Company’s Taneytown branch location. The loan was paid in full in January 2015.

Commencing on June 1, 2015, the Company conducted a common stock offering to Maryland residents who were existing holders of the Company’s common stock, holders of the 8% Fixed Rate Unsecured Subordinated Notes due in 2020 and to other “accredited investors”. The purpose of the offering was to strengthen the Company’s core equity capital, reduce future interest expense by redeeming the subordinated notes and support growth and expansion of the Bank. The offering was concluded on December 31, 2015. A total of 382,999 shares were issued, increasing stockholders’ equity by $5,942,000 after costs related to the offering. This included 61,485 shares related to the conversion of the subordinated notes into common stock. The net proceeds of the offering were used to fully call the remaining subordinated notes and the remainder contributed to the Bank in the form of Tier I capital to support future growth.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company discloses fair value information about financial instruments for which it is practicable to estimate the value, whether or not such financial instruments are recognized on the balance sheet. Financial instruments have been defined broadly to encompass 95.6% of the Company’s assets and 99.7% of its liabilities. Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists.

Quoted market prices, where available, are shown as estimates of fair market values. Because no quoted market prices are available for a significant part of the Company’s financial instruments, the fair values of such instruments have been derived based on the amount and timing of future cash flows and estimated discount rates.

Present value techniques used in estimating the fair value of many of the Company’s financial instruments are significantly affected by the assumptions used. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate cash settlement of the instrument. Additionally, the accompanying estimates of fair values are only representative of the fair values of the individual financial assets and liabilities and should not be considered an indication of the fair value of the Company.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

The estimated fair values of the Company’s financial instruments are as follows:

				Significant
				Other	Significant
			Quoted	Observable	Unobservable
	Carrying		Prices	Inputs	Inputs
	Amount	Fair Value	(level 1)	(level 2)	(level 3)

At December 31, 2016

FINANCIAL ASSETS
Cash and temporary investments (1)	$5,844,823	$5,844,823	$—	$5,844,823	$—
Investments securities and restricted stock	23,579,712	23,579,712	143,240	23,031,670	404,802
Loans held for sale	2,543,215	2,543,215	—	2,543,215	—
Loans, net of allowance	262,060,995	251,836,995	—	—	251,836,995
Accrued interest receivable	646,909	646,909	—	646,909	—
Total financial assets	$294,675,654	$284,451,654	$143,240	$32,066,617	$252,241,797

FINANCIAL LIABILITIES
Deposits	$279,831,441	$280,363,441	$—	$280,363,441	$—
Short-term debt	—	—	—	—	—
Long-term debt	5,000,000	4,591,245	—	4,591,245	—
Accrued interest payable	97,366	97,366	—	97,366	—
Total financial liabilities	$284,928,807	$285,052,052	$—	$285,052,052	$—

At December 31, 2015

FINANCIAL ASSETS
Cash and temporary investments (1)	$7,925,778	$7,925,778	$—	$7,925,778	$—
Investments securities and restricted stock	26,527,330	26,527,330	146,703	25,222,125	1,158,502
Loans held for sale	648,532	648,532	—	648,532	—
Loans, net of allowance	247,908,121	239,338,121	—	—	239,338,121
Accrued interest receivable	645,093	645,093	—	645,093	—
Total financial assets	$286,654,854	$275,084,854	$146,703	$34,441,528	$240,496,623

FINANCIAL LIABILITIES
Deposits	$249,036,320	$248,704,320	$—	$248,704,320	$—
Short-term debt	18,000,000	18,000,000	—	18,000,000	—
Long-term debt	5,000,000	4,671,549	—	4,671,549	—
Accrued interest payable	80,561	80,561	—	80,561	—
Total financial liabilities	$272,116,881	$271,456,430	$—	$271,456,430	$—

(1)         Temporary investments include cash and due from banks and federal funds sold and other overnight investments.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

At December 31, 2016 and 2015, the Company had outstanding loan commitments and standby letters of credit of $40,558,000 and $34,400,000, respectively. Based on the short-term lives of these instruments, the Company does not believe that the fair value of these instruments differs significantly from their carrying values.

The following methods and assumptions were used to estimate the fair value of each category of financial instruments for which it is practicable to estimate that value:

Cash, due from banks, federal funds sold and other overnight investments. Carrying amount approximated fair value.

Investment securities. The fair value for U.S. Agency, state and municipal, and corporate debt securities was based upon quoted market bids; for mortgage-backed securities upon bid prices for similar pools of fixed and variable rate assets, considering current market spreads and prepayment speeds; and for equity securities upon quoted market prices.

Loans held for sale. Loans held for sale are carried at the lower of aggregate cost or fair value. Fair value is derived from secondary market quotations for similar instruments.

Loans net of allowance. Fair value was estimated by computing the discounted value of estimated cash flows, adjusted for potential credit losses, for pools of loans having similar characteristics. The discount rate was based on the current loan origination rate for a similar loan.

Accrued interest receivable. Carrying amount approximated the fair value of accrued interest, considering the short-term nature of the receivable and its expected collection.

Deposits. The fair value of demand, money market savings and regular savings deposits, which have no stated maturity, were considered equal to their book value, representing the amount payable on demand. These estimated fair values do not include the intangible value of core deposit relationships, which comprise a significant portion of the Company’s deposit base. Management believes that the Company’s core deposit relationships provide a relatively stable, low-cost funding source that has a substantial intangible value separate from the value of the deposit balances. The fair value of time deposits was based upon the discounted value of contractual cash flows at current rates for deposits of similar remaining maturity.

Short-term debt. The fair value of federal funds purchased, borrowings under secured lines of credit and securities sold under agreements to repurchase is approximated by the carrying value.

Long-term debt. The fair value of long-term debt is estimated by discounting the value of contractual cash flows using rates currently offered for instruments with similar terms and remaining maturities.

Accrued interest payable. The fair value is approximated by the carrying value.

Off-balance sheet financial instruments. The Company charges fees for commitments to extend credit. Interest rates on loans for which these commitments are extended are normally committed for periods of less than one month. Fees charged on standby letters of credit and other financial guarantees are deemed to be immaterial, and these guarantees are expected to be settled at face amount or expire unused. It is impractical to assign any fair value to these commitments.

CONDENSED FINANCIAL STATEMENTS — PARENT COMPANY ONLY

The condensed financial statements for New Windsor Bancorp, Inc. (parent company only) pertaining to the periods covered by the Company’s consolidated financial statements are presented below:

STATEMENTS OF CONDITION

	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$61,358	$170,678
Investment securities available-for-sale, at fair value	143,240	146,703
Investment in wholly-owned subsidiaries	27,298,819	26,439,849
Other assets	173,478	262,300
Total assets	$27,676,895	$27,019,530
LIABILITIES
Junior subordinated debentures	$5,155,000	$5,155,000
Other liabilities	101,760	61,578
Total liabilities	5,256,760	5,216,578
STOCKHOLDERS’ EQUITY
Common stock	10,057	10,009
Surplus	15,665,319	15,591,265
Retained earnings	7,050,466	6,150,778
Accumulated other comprehensive income (loss)	(305,707)	50,900
Total stockholders’ equity	22,420,135	21,802,952
Total liabilities and stockholders ‘ equity	$27,676,895	$27,019,530

CONDENSED FINANCIAL STATEMENTS — PARENT COMPANY ONLY, continued

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2016	2015	2014
Income:
Cash dividends from subsidiaries	$525,000	$125,000	$748,000
Interest and dividend income	2,197	1,907	2,030
Gain on sale of subsidiary (1)	—	1,174,198	—
Total income	527,197	1,301,105	750,030
Expense:
Interest expense	319,500	683,999	870,838
Merger related expense	310,581	—	—
Other operating expense	128,818	49,712	23,155
Total expense	758,899	733,711	893,993
(Loss) gain before income taxes and equity in undistributed income of subsidiaries and	(231,702)	567,394	(143,963)
Income tax benefit	(159,044)	(250,221)	(164,419)
(Loss) gain before equity in undistributed income of subsidiaries	(72,658)	817,615	20,456
Equity in undistributed income of subsidiaries	1,213,289	1,872,504	1,174,845
Net income - Parent only	1,140,631	2,690,119	1,195,301
Elimination of intercompany gain (1)	—	(1,174,198)	—
Consolidated net income	$1,140,631	$1,515,921	$1,195,301

(1) — Intercompany gain resulting from the sale of New Windsor Holdings, LLC to New Windsor State Bank.

CONDENSED FINANCIAL STATEMENTS — PARENT COMPANY ONLY, continued

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2016	2015	2014
Cash Flows from Operating Activities:
Net income	$1,140,631	$2,690,119	$1,195,301
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Equity in undistributed income of subsidiaries	(1,213,289)	(1,872,504)	(1,174,845)
Gain on sale of subsidiary (1)	—	(1,174,198)	—
Net change in other assets and other liabilities	130,179	(161,962)	3,766
Net cash provided by (used in) operating activities	57,521	(518,545)	24,222

Cash Flows from Investing Activities:
Additional investment in subsidiary	—	(400,000)	—
Sale of subsidiary (1)	—	2,785,829	—
Net cash provided by investing activities	—	2,385,829	—

Cash Flows from Financing Activities:
Repayment of subordinated debentures	—	(5,500,000)	—
Repayment of long-term debt	—	(2,225,930)	(50,990)
Issuance of additional shares of common stock	74,102	6,011,661	13,339
Cash paid in lieu of fractional shares	—	(1,758)	—
Cash dividends paid	(240,943)	(146,862)	—
Net cash used in financing activities	(166,841)	(1,862,889)	(37,651)

Net (decrease) increase in Cash and Cash Equivalents	(109,320)	4,395	(13,429)
Cash and Cash Equivalents at Beginning of Year	170,678	166,283	179,712
Cash and Cash Equivalents at End of Year	$61,358	$170,678	$166,283

(1) — Intercompany transaction / gain resulting from the sale of New Windsor Holdings, LLC to New Windsor State Bank.